April 23, 2015

Great-West Funds, Inc.
8515 East Orchard Road
Greenwood Village, Colorado 80111

Re: Great-West Funds - Institutional Class

Ladies and Gentlemen:

This opinion is furnished in connection with the registration of the Institutional Class shares of the series of the funds identified in Appendix A, attached hereto and incorporated herein (the “Funds”) as part of Post-Effective Amendment No. 136 to the Registration Statement (“PEA 136”) for Great-West Funds, Inc. (the “Great-West Funds”). PEA 136 relates to, among other matters, the registration under the Securities Act of 1933, as amended (the “1933 Act”), of Institutional Class shares of the Funds, which are series of Great-West Funds.
I have examined the originals or copies, certified or otherwise identified to my satisfaction, of the Articles of Amendment and Restatement and Amended and Restated By-Laws of Great-West Funds, each as amended to date; Articles Supplementary of Great-West Funds establishing the Fund; the resolutions adopted by the Board of Directors of Great-West Funds relating to the authorization and issuance of the shares of the Fund, the Registration Statement and any amendments or supplements thereto; PEA 136; and certificates and such other documents, instruments and records as I have deemed necessary or appropriate as a basis to render this opinion. For purposes of the foregoing, I have assumed the genuineness of all signatures and the conformity to the original of all copies.
Based on and subject to the foregoing, I am of the opinion that the shares of the Fund to be issued pursuant to the Registration Statement, when issued in accordance with the Registration Statement, and Great-West Funds’ Articles of Amendment and Restatement and Amended and Restated By-Laws, subject to compliance with the 1933 Act, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the offer and sale of securities, will be legally issued, fully paid and non-assessable.
I hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules or regulations of the Commission.

Sincerely,

/s/ Beverly A. Byrne

Beverly A. Byrne
Chief Legal Counsel & Chief Compliance Officer

Great-West FUNDS, INC.
The principal underwriter of Great-West Funds, Inc. is GWFS Equities, Inc., an affiliate of Great-West Funds, Inc.
8515 E. Orchard RoaD · Greenwood Village, CO 80111 · (866) 831-7129

Appendix A

Core Funds	Profile Funds (Continued)
Great-West American Century Growth Fund	Great-West Moderate Profile II Fund
Great-West Ariel Mid Cap Value Fund	Great-West Moderately Aggressive Profile I Fund
Great-West Bond Index Fund	Great-West Moderately Aggressive Profile II Fund
Great-West Federated Bond Fund	Great-West Moderately Conservative Profile I Fund
Great-West Goldman Sachs Mid Cap Value Fund	Great-West Moderately Conservative Profile II Fund
Great-West International Index Fund	Lifetime Asset Allocation Funds
Great-West Invesco Small Cap Value Fund	Great-West Lifetime 2015 Fund I
Great-West Loomis Sayles Bond Fund	Great-West Lifetime 2015 Fund II
Great-West Loomis Sayles Small Cap Value Fund	Great-West Lifetime 2015 Fund III
Great-West MFS International Growth Fund	Great-West Lifetime 2025 Fund I
Great-West MFS International Value Fund	Great-West Lifetime 2025 Fund II
Great West Money Market Fund	Great-West Lifetime 2025 Fund III
Great-West Multi-Manager Large Cap Growth Fund	Great-West Lifetime 2035 Fund I
Great-West Putnam Equity Income Fund	Great-West Lifetime 2035 Fund II
Great-West Putnam High Yield Bond Fund	Great-West Lifetime 2035 Fund III
Great-West Real Estate Index Fund	Great-West Lifetime 2045 Fund I
Great-West S&P 500 Index Fund	Great-West Lifetime 2045 Fund II
Great-West S&P Mid Cap 400 Index Fund	Great-West Lifetime 2045 Fund III
Great-West S&P Small Cap 600 Index Fund	Great-West Lifetime 2055 Fund I
Great-West Short Duration Bond Fund	Great-West Lifetime 2055 Fund II
Great-West Small Cap Growth Fund	Great-West Lifetime 2055 Fund III
Great-West Stock Index Fund	SecureFoundation Funds
Great-West T. Rowe Price Equity Income Fund	Great-West SecureFoundation Balanced Fund
Great-West T. Rowe Price Mid Cap Growth Fund	Great-West SecureFoundation Lifetime 2015 Fund
Great-West Templeton Global Bond Fund	Great-West SecureFoundation Lifetime 2020 Fund
Great-West U.S. Government Mortgage Securities Fund	Great-West SecureFoundation Lifetime 2025 Fund
Profile Funds	Great-West SecureFoundation Lifetime 2030 Fund
Great-West Aggressive Profile I Fund	Great-West SecureFoundation Lifetime 2035 Fund
Great-West Aggressive Profile II Fund	Great-West SecureFoundation Lifetime 2040 Fund
Great-West Conservative Profile I Fund	Great-West SecureFoundation Lifetime 2045 Fund
Great-West Conservative Profile II Fund	Great-West SecureFoundation Lifetime 2050 Fund
Great-West Moderate Profile I Fund	Great-West SecureFoundation Lifetime 2055 Fund

Great-West FUNDS, INC.
The principal underwriter of Great-West Funds, Inc. is GWFS Equities, Inc., an affiliate of Great-West Funds, Inc.
8515 E. Orchard RoaD · Greenwood Village, CO 80111 · (866) 831-7129